EXHIBIT (e)(1)(iii)

AMENDMENT NO. 2

TO THE

AGREEMENT AND PLAN OF MERGER

Amendment No. 2, dated as of February 4, 2009 (this “Amendment”), to the Agreement and Plan of Merger, dated as of January 5, 2009, by and among Endo Pharmaceuticals Holdings Inc., a Delaware corporation, BTB Purchaser Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Parent, and Indevus Pharmaceuticals, Inc., a Delaware corporation, as previously amended on January 7, 2009 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, in accordance with Section 8.3 of the Agreement, Parent, Merger Sub and the Company wish to amend the terms of the Agreement as provided in Section I below;

WHEREAS, unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION I

AMENDMENT

Section 8.2(c)(i) of the Agreement is hereby amended by deleting the words “$20 million” and replacing such words with “$18 million.”

SECTION II

MISCELLANEOUS

1. No Other Amendments; Effectiveness. Except as set forth in this Amendment, the Agreement is ratified and confirmed in all respects. This Amendment shall be effective as of the date hereof.

2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

3. Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[signature page follows]

IN WITNESS WHEREOF, Endo Pharmaceuticals Holdings Inc., BTB Purchaser Inc. and Indevus Pharmaceuticals, Inc. have each caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.

By: /s/ Caroline B. Manogue

Name: Caroline B. Manogue

Title:    Executive Vice President, Chief Legal Officer

             and Secretary

BTB PURCHASER INC.

By: /s/ Caroline B. Manogue

Name: Caroline B. Manogue

Title:    Executive Vice President, Chief Legal Officer

             and Secretary

INDEVUS PHARMACEUTICALS, INC.

By: /s/ Bobby W. Sandage, Jr., Ph. D.

Name: Bobby W. Sandage, Jr., Ph. D.

Title:    Executive Vice President, Research and Development,

             Chief Scientific Officer